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                                                                 Exhibit 10(xxx)

                                 AMENDMENT NO. 4
                                     TO THE
                       KULICKE AND SOFFA INDUSTRIES, INC.
                  1999 NONQUALIFIED EMPLOYEE STOCK OPTION PLAN

                  WHEREAS, Kulicke and Soffa Industries, Inc. (the "Company") established the Kulicke and Soffa Industries, Inc. 1999 Nonqualified Employee Stock Option Plan (the "Plan"), effective September 28, 1999, and amended the Plan on three occasions thereafter, including an amendment to adjust the number of shares to reflect a stock split pursuant to resolutions of the Compensation Committee of the Company;

                  WHEREAS, the Company reserved the right to amend the Plan at any time, subject to certain inapplicable limitations;

                  WHEREAS, the Company desires to amend the Plan to provide the Company with greater flexibility in setting the vesting criteria applicable to options granted thereunder;

                  NOW, THEREFORE, effective as of October 2, 2001, Section 5(b)(4)(A) of the Plan is hereby amended to read as follows:

                        (4)  Exercise.

                             (A) General. Options shall be exercisable in such installments, on such dates, and/or upon fulfillment of such other conditions as the Committee may specify, provided that:

                                    * * * * *

                  IN WITNESS WHEREOF, Kulicke and Soffa Industries, Inc. has caused this Amendment No. 4 to be executed this 2nd day of October, 2001.

[Seal]                                      KULICKE AND SOFFA INDUSTRIES, INC.



Attest: __________________                  By: ________________________________